UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 5, 2011 (December 30, 2010)

CHINA SKYRISE DIGITAL SERVICE INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139940	98-0554885
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

4/F, M-3rd Building
Hi-tech Industrial Park
Nanshan District, Shenzhen 518070
People's Republic of China
(Address of principal executive offices)

(+86) 538 -620-2306
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Financial Officer

On December 30, 2010, Dongmei Wu resigned as Chief Financial Officer of China Skyrise Digital Service Inc. (the “Company”), effective immediately. Mr. Wu’s resignation was for personal reasons and not due to any disagreement with the Company.

On December 30, 2010, the Board of Directors of the Company appointed Mr. Jiabo Fan as the Company’s new Chief Financial Officer, to fill the vacancy left by Mr. Wu’s departure.

Mr. Jiabo Fan, aged 31, was appointed to serve as the Company’s Chief Financial Officer on December 30, 2010. Prior to joining the Company, Mr. Fan served from August 2003 to November 2010 in various positions with PriceWaterhouseCoopers China (“PwC”), a leading international public accounting firm, including Engagement Manager and Assurance Department Manager. As an Engagement Manager, Mr. Fan was in charge of auditing several PRC and Hong Kong listed companies, in accordance with Chinese Accounting Standards, as well as the auditing of subsidiaries of several multinational corporations in accordance with U.S. GAAP and International Financial Reporting Standards. Mr. Fan holds a Bachelor’s Degree in Finance from Shanghai Jiao Tong University.

On December 30, 2010, the Company entered into an employment agreement with Mr. Fan, effective as of December 1, 2010 (the “Agreement”) in connection with his appointment as the Company’s Chief Financial Officer. Pursuant to the terms of the Agreement, Mr. Fan will be paid a base salary of RMB 33,000 (approximately $5,000) per month, and he is eligible to receive an annual performance bonus at the discretion of the Company’s Board of Directors. Either the Company or Mr. Fan may terminate the Agreement for any reason by giving the other party 30 days’ notice, however, if the Company terminates the Agreement without cause (as defined in the Agreement), the Company will be obligated to reimburse Mr. Fan for his relocation expenses. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Mr. Fan is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Employment Agreement, dated December 30, 2010, by and between the Company and Mr. Jaibo Fan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKYRISE DIGITAL SERVICE INC.

Dated: January 5, 2011
By: /s/ Mingchun Zhou
Mingchun Zhou
Chairman and Chief Executive Officer
(Principal Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement, dated December 30, 2010, by and between the Company and Mr. Jaibo Fan.